Schedule 14A Information

                    Proxy Statement Pursuant to Section 14(a)
                   of the Securities and Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                              UNITEDGLOBALCOM, INC.
                -----------------------------------------------
                (Name of Registrant as Specified in its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.
[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      (1)  Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------------
      (2)  Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------------
      (4)  Proposed maximum aggregate value of transaction:

           ---------------------------------------------------------------------

      (5)  Total fee paid:

           ---------------------------------------------------------------------
[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1)   Amount previously paid:
                                   ---------------------------------------------
      (2)   Form, Schedule or Registration Statement No.:
                                                         -----------------------
      (3)   Filing Party:
                        --------------------------------------------------------
      (4)   Date Filed:
                       ---------------------------------------------------------

                              UNITEDGLOBALCOM, INC.
                   (f/k/a United International Holdings, Inc.)
                        4643 S. Ulster Street, Suite 1300
                             Denver, Colorado 80237



                                                                  August 5, 1999


Dear Fellow Stockholder:

     You are cordially invited to attend the annual meeting of stockholders of UnitedGlobalCom, Inc. (f/k/a United International Holdings, Inc.) (the
"Company"), which will be held at the Hilton Denver Tech South, 7801 East Orchard Road, Englewood, Colorado, on Friday, August 27, 1999, at 10:00 a.m. local time. A notice of the annual meeting, a proxy card, a Proxy Statement containing important information about the matters to be acted upon at the annual meeting, and the Company's Annual Report on Form 10-K, and the amendment thereto on Form 10-K/A, for the transition period for the "Ten Months Ended December 31, 1998" are enclosed. On February 24, 1999, the Company's Board of Directors approved a change in the Company's fiscal year-end from February 28 to December 31 commencing with December 31, 1998.

     You will be asked at the annual meeting to consider and vote upon (i) the election of three directors of the Company to serve until the 2002 annual meeting of stockholders and until their successors are elected and qualified,
(ii) the approval of an amendment to increase the number of shares of the Company's Class A Common Stock reserved for issuance under its 1993 Stock Option Plan by 800,000 from 3,800,000 to 4,600,000 shares, (iii) the ratification of the appointment of Arthur Andersen LLP to serve as independent auditors for the Company for the fiscal year ending December 31, 1999, and (iv) to transact such other business as may properly come before the annual meeting.

     The Board of Directors believes the proposals delineated above are in the best interests of the Company and its stockholders. The Board of Directors recommends that the stockholders vote in favor of the proposals presented in the enclosed proxy statement.

     Whether or not you are personally able to attend the annual meeting, please complete, sign and date the enclosed proxy card and return it in the enclosed prepaid envelope as soon as possible. This action will not limit your right to vote in person if you do wish to attend the meeting and vote personally.


                                              Yours truly,




                                              Gene W. Schneider
                                              Chairman of the Board and
                                                Chief Executive Officer

                              UNITEDGLOBALCOM, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To be held on August 27, 1999

                              ---------------------


     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (including any adjournment or postponement thereof, the "Meeting") of UnitedGlobalCom, Inc., a Delaware corporation f/k/a United International Holdings, Inc. (the "Company"), will be held at the Hilton Denver Tech South, 7801 East Orchard Road, Englewood, Colorado on Friday, August 27, 1999, at 10:00 a.m. local time for the following purposes:

(i) the election of three directors of the Company to serve until the 2002 annual meeting of stockholders and until their successors are elected and qualified,

(ii) the approval of an amendment to increase the number of shares of the Company's Class A Common Stock reserved for issuance under its 1993 Stock Option Plan by 800,000 from 3,800,000 to 4,600,000 shares,

(iii) the ratification of the appointment of Arthur Andersen LLP to serve as independent auditors for the Company for the fiscal year ending December 31, 1999, and

(iv)    to transact such other business as may properly come before the Meeting.

     Holders of record of the Company's Class A Common Stock and Class B Common Stock at the close of business on July 12, 1999, the record date of the meeting, will be entitled to notice of and to vote together as a single class at the Meeting. A list of stockholders entitled to vote at the Meeting will be available at the Company's office for review by any stockholder, for any purpose germane to the Meeting, for at least 10 days prior to the Meeting.

     Shares can only be voted at the Meeting if the holder is present or represented by proxy. If you do not expect to attend the Meeting, you are urged to complete, date and sign the enclosed proxy card and return it promptly in the accompanying, postage prepaid envelope, so that your shares may be voted in accordance with your wishes and the presence of a quorum may be assured. Such proxy action does not affect your right to vote in person in the event you attend the Meeting.

     This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders of the Company on or about August 5, 1999.

                                           BY ORDER OF THE BOARD OF DIRECTORS



                                           Ellen P. Spangler
                                           Secretary


Denver, Colorado
August 5, 1999

PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING.

                              UNITEDGLOBALCOM, INC.
                   (f/k/a United International Holdings, Inc.)
                      4643 South Ulster Street, Suite 1300
                             Denver, Colorado 80237

                           --------------------------

                                 PROXY STATEMENT

                           --------------------------

      This Proxy Statement is being furnished to holders of Class A Common
Stock and Class B Common Stock, each $.01 par value per share (collectively, "Common Stock"), of UnitedGlobalCom, Inc., a Delaware corporation f/k/a United International Holdings, Inc. (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the annual meeting of the Company's stockholders or at any adjournment or postponement thereof (the "Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

TIME AND PLACE; PURPOSES

     The Meeting will be held at 10:00 a.m. local time on August 27, 1999, at the Hilton Denver Tech South, 7801 East Orchard Road, Englewood, Colorado. At the Meeting, the stockholders of the Company will be asked to consider and vote upon the following proposals: (i) the election of three directors of the Company to serve until the 2002 annual meeting of stockholders and until their successors are elected and qualified (the "Election of Directors Proposal");
(ii) the approval of our amendment to increase the number of shares of the Company's Class A Common Stock reserved for issuance under the Company's 1993 Stock Option Plan (the "Employee Plan") by 800,000 from 3,800,000 to 4,600,000 shares (the "1993 Stock Option Plan Proposal"); (iii) the ratification of the appointment of Arthur Andersen LLP to serve as independent auditors for the Company for the fiscal year ending December 31, 1999 (the "Auditors Proposal"); and (iv) to transact such other business as may properly come before the Meeting.

     This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders of the Company on or about August 5, 1999.

VOTING RIGHTS; RECORD DATE

     The Board has fixed the close of business on July 12, 1999 (the "Record Date"), as the record date for the determination of holders of Common Stock entitled to receive notice of and to vote at the Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote at the meeting 31,563,647 Class A Common Stock and 9,666,970 shares of Class B Common Stock. The Class A Common Stock and Class B Common Stock vote together as a single class on all matters, except where otherwise required by the Delaware General Corporation Law. Each share of Class A Common Stock has one vote and each share of Class B Common Stock has ten votes on each matter on which holders of such shares of such classes are entitled to vote at the Meeting.

     The presence, in person or by proxy, of the holders of a majority of the combined voting power of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Directors are elected by a majority of the combined voting power of the shares of Common Stock represented in person or by proxy and entitled to vote at the Meeting, voting as a single class. The affirmative vote of a majority of the combined voting power of the outstanding shares of Common Stock entitled to vote at the Meeting, represented in person or by proxy, is required to approve the 1993 Stock Option Plan Proposal and to ratify the Auditors Proposal.

     With respect to the Election of Directors Proposal, stockholders of the Company may vote in favor of the nominees, may withhold their vote for the nominees, or may withhold their vote as to specific nominees. With respect to the other proposals for stockholder action, stockholders of the Company may vote in favor of or against the proposal.

PROXIES

     All shares of Common Stock represented by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted in accordance with the instructions indicated in such proxies. If no specific instructions are given with respect to the matters to be acted upon at the Meeting, shares of Common Stock represented by a properly executed proxy will be voted FOR the Election of Directors Proposal, FOR the 1993 Stock Option Plan Proposal and FOR the Auditors Proposal. The Election of Directors Proposal, the 1993 Stock Option Plan Proposal and the Auditors Proposal are the only matters to be acted upon at the Meeting. As to any other matter, which may properly come before the Meeting, the persons named in the accompanying proxy card will vote thereon in accordance with their best judgment. A properly executed proxy marked "ABSTAIN," although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of shares represented and entitled to vote at the Meeting, will not be voted and will have the same effect as a vote cast against the proposal to which such instruction is indicated. Shares represented by "broker non-votes" (i.e., shares held by brokers or nominees which are represented at the Meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will also be counted for purposes of determining whether there is a quorum at the Meeting but will be deemed shares not entitled to vote and will not be included for purposes of determining the aggregate voting power and number of shares represented and entitled to vote on a particular proposal.

     A stockholder may revoke his or her proxy at any time prior to its use by delivering to the Secretary of the Company a signed notice of revocation or a later dated signed proxy or by attending the Meeting and voting in person. Attendance at the Meeting will not in itself constitute the revocation of a proxy. Any written notice of revocation or subsequent proxy should be sent or hand delivered so as to be received by UnitedGlobalCom, Inc., 4643 South Ulster Street, Suite 1300, Denver, Colorado, 80237, Attention: Secretary, at or before the vote to be taken at the Meeting.

     The cost of solicitation of proxies will be paid by the Company. In addition to solicitation by mail, officers and regular employees of the Company may solicit proxies by telephone, telegram, or by personal interviews. Such persons will receive no additional compensation for such services. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares held of record by them and will be reimbursed for their reasonable expenses in connection therewith.

ANNUAL REPORT

     A copy of the Annual (Transition) Report on Form 10-K for the Ten Months Ended December 31, 1998, and the amendment thereto on Form 10-K/A, which Form 10-K includes the consolidated financial statements of the Company for the ten months ended December 31, 1998, is being mailed with this Proxy Statement to all Stockholders entitled to vote at the Meeting. Such Report does not form any part of the material for solicitations of proxies. On February 24, 1999, the Board approved a change in the Company's fiscal year-end from February 28 to December 31, commencing with December 31, 1998. As a result, the financial information in the Annual Report on Form 10-K, as amended, and the information in this Proxy Statement is for the transition period of ten-months commencing March 1, 1998 and ending December 31, 1998.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of July 1, 1999, certain information concerning the ownership of Common Stock of all classes by (i) each stockholder who is known by the Company to own beneficially more than 5% of the outstanding Class A Common Stock or Class B Common Stock at such date, (ii) each director of the Company, (iii) each named executive officer of the Company, and (iv) all directors and named executive officers of the Company as a group. Shares of Class B Common Stock are convertible immediately into shares of Class A Common Stock on a one-for-one basis, and accordingly, holders of Class B Common Stock are deemed to own the same number of shares of Class A Common Stock and are reflected as such in the table. Such ownership information includes shares of Common Stock that may be acquired within 60 days of July 1, 1999, through stock options. The table below also reflects deemed beneficial ownership of Class A Common Stock or Class B Common Stock resulting from the voting provisions of a stockholders' agreement (the "Stockholders' Agreement") among the Company, Apollo Cable Partners, L.P. ("Apollo") and certain stockholders of the Company. See "Certain Transactions-The Apollo Transaction" below. In addition to the
Schedule 13G information referred in the table, the Company has confirmed its significant holders through a review of Schedule 13F information available through Nasdaq.

     Shares issuable within 60 days upon exercise of options, conversion of convertible securities, exchange of exchangeable securities or upon vesting of restricted stock awards are deemed to be outstanding for the purpose of computing the percentage ownership and overall voting power of persons beneficially owning such securities, but have not been deemed to be outstanding for the purpose of computing the percentage ownership or overall voting power of any other person. So far as is known to the Company, the persons indicated below have sole voting and investment power with respect to the shares indicated as owned by them, except as otherwise stated below and in the notes to the table and except for the shares subject to the Stockholders' Agreement, which shares are voted in accordance with the provisions thereof. The number of shares indicated as owned by Gene W. Schneider, Michael T. Fries, Mark L. Schneider, and J. Timothy Bryan, each a named executive officer of the Company, includes interests in shares held by the trustee of the Company's defined contribution 401(k) plan (the "401(k) Plan") as of December 31, 1998. The shares held by the trustee of the Company's 401(k) Plan for the benefit of said executive officers are voted at the discretion of the trustee.

                                Beneficial Ownership Other                   Beneficial Ownership, including Deemed
                                  Than Deemed Beneficial                            Beneficial Ownership as a
                               Ownership as a Result of the                               Result of the
                                 Stockholders' Agreement                             Stockholders' Agreement
                               -------------------------------  -------------------------------------------------------------------
                                   Class A Common Stock                                                         Percentage of all
                                           and                        Class A                  Class B             Outstanding
      Beneficial Owner             Class B Common Stock             Common Stock             Common Stock          Common Stock
      -----------------       --------------------------------  ----------------------   ---------------------  -------------------
                                         Percent of  Percent               Percent of              Percent of   Number    Percent
                                Number   Number of   of Total    Number    Number of      Number   Number of      of      of Total
                              of Shares  Shares(1)   Vote(1)   of Shares   Shares(2)    of Shares  Shares(1)   Shares(1)  Vote(1)
                              ---------  ----------  --------  ---------   ----------   ---------  ----------  ---------  --------
Gene W. Schneider(3)(4)...... 2,687,632     6.5%      19.0%    10,290,699    24.7%      9,441,962    97.7%       24.6%     73.9%
Curtis W. Rochelle(3)(5)..... 1,143,846     2.8%       8.0%    10,290,699    24.7%      9,441,962    97.7%       24.6%     73.9%
Mark L. Schneider(3)(6)......   504,824     1.2%       2.4%    10,290,699    24.7%      9,441,962    97.7%       24.6%     73.9%
Lawrence J. DeGeorge(3)(7)...   417,277     1.0%       2.7%    10,290,699    24.7%      9,441,962    97.7%       24.6%     73.9%
Lawrence F. DeGeorge(3)(8)...   352,277        *       2.6%    10,290,699    24.7%      9,441,962    97.7%       24.6%     73.9%
Albert M. Carollo(3)(9)......   154,335        *          *    10,290,699    24.7%      9,441,962    97.7%       24.6%     73.9%
John F. Riordan(12)..........   394,948        *          *       394,948        *             --       --           *         *
John P. Cole Jr.(10).........    73,017        *          *        73,017        *             --       --           *         *
Antony P. Ressler(11)........    43,125        *          *        43,125        *             --       --           *         *
Bruce H. Spector(13).........    43,125        *          *        43,125        *             --       --           *         *
Michael T. Fries(14) ........   232,035        *          *       232,035        *         45,790        *           *         *
J. Timothy Bryan(15) ........    17,880        *          *        17,880        *             --       --           *         *
All directors and executive
  officers as a group
  (12 persons)............... 6,064,321    14.4%      36.2%    11,094,829    26.5%      9,487,752    98.1%       26.4%     74.7%
Apollo Cable Partners
  L.P(16).................... 4,261,364    10.3%      33.2%    10,290,699    24.7%      9,441,962    97.7%       24.6%     73.9%
Janet Schneider(17)..........   142,774        *       1.1%    10,290,699    24.7%      9,441,962    97.7%       24.6%     73.9%
The Gene W. Schneider
  Family Trust(18)...........   200,000        *       1.6%    10,290,699    24.7%      9,441,962    97.7%       24.6%     73.9%
Capital Research and
Management Company(19)....... 2,805,000     6.8%       2.2%     2,805,000     6.8%             --       --        6.8%      2.2%
SMALLCAP World Fund,
  Inc.(19)................... 1,625,000     3.9%       1.3%     1,625,000     4.0%             --       --        3.9%      1.3%
Baron Capital Group, Inc.,
  BAMCO, Inc., Baron Capital
  Management, Inc. and
  Ronald Baron(20)........... 2,228,900     5.4%       1.7%     2,228,900     5.4%             --       --        5.4%      1.7%
Janus Capital Corporation
  and Thomas H. Bailey(21)... 3,346,540     8.1%       2.6%     3,346,540     8.2%             --       --        8.1%      2.6%

 *   Less than 1%.

(1) The figures for the percent of number of shares and percent of total vote are based on 31,563,647 shares of Class A Common Stock (after elimination of shares of the Company held in treasury and by its subsidiaries) and 9,666,970 shares of Class B Common Stock outstanding on July 12, 1999. In determining the percent of vote, each share of Class A Common Stock has one vote per share and each share of Class B Common Stock has 10 votes per share.
(2) The figures for the percent of number of shares in this column are based on 31,563,647 shares of Class A Common Stock (after elimination of shares of the Company held in treasury and by its subsidiaries) and 9,441,962 shares of Class B Common Stock held by parties to the Stockholders' Agreement.
(3) The address of Messrs. G. Schneider, Rochelle, M. Schneider, Lawrence J. and Lawrence F. DeGeorge, and Carollo is c/o UnitedGlobalCom, Inc., 4643 South Ulster Street, Suite 1300, Denver, Colorado 80237.

(4) Includes 277,500 shares of Class A Common Stock that are subject to presently exercisable options and 1,683 shares of Class A Common Stock held by the trustee of the Company's 401(k) Plan for the benefit of Mr. Schneider. Also includes 2,403,364 shares of Class B Common Stock of which 1,531,756 shares are owned by the G. Schneider Holdings Co. (c/o UnitedGlobalCom, Inc., 4643 South Ulster Street, Suite 1300, Denver, Colorado 80237). The fourth through ninth columns also include 224,302 shares of Class A Common Stock, 340,167 shares of Class A Common Stock subject to presently exercisable options, and 7,038,598 shares of Class B Common Stock owned by other parties to the Stockholders' Agreement, as to which Mr. Schneider disclaims beneficial ownership.
(5) Includes 43,125 shares of Class A Common Stock that are subject to presently exercisable options. Also includes 111,184 shares of Class B Common Stock and 16,067 shares of Class A Common Stock owned by Mr. Rochelle's spouse Marian Rochelle (Box 996, Rawlins, Wyoming 82301) and 898,470 shares of Class B Common Stock and 75,000 shares of Class A Common Stock owned by the Curtis Rochelle Trust. The fourth through ninth columns include 38,456 shares of Class B Common Stock owned by Kathleen Jaure (Box 321, Rawlins, Wyoming 82301), and 38,456 shares of Class B Common Stock owned by Jim Rochelle (Box 967, Gillette, Wyoming 82717) that are excluded from column one. The fourth through ninth columns also include 140,003 shares of Class A Common Stock, 574,542 shares of Class A Common Stock subject to presently exercisable options, and 8,432,308 shares of Class B Common Stock owned by other parties to the Stockholders' Agreement (including Kathleen Jaure and Jim Rochelle), as to which Mr. Rochelle disclaims beneficial ownership.
(6) Includes 192,667 shares of Class A Common Stock that are subject to presently exercisable options and 789 shares of Class A Common Stock held by the trustee of the Company's 401(k) Plan for the benefit of Mr. Schneider. Also includes 290,368 shares of Class B Common Stock owned by Mr. Schneider. The fourth through ninth columns also include 209,281 shares of Class A Common Stock, 425,000 shares of Class A Common Stock subject to presently exercisable options, and 9,151,594 shares of Class B Common Stock owned by other parties to the Stockholders' Agreement, as to which Mr. Schneider disclaims beneficial ownership.
(7) Includes 43,125 shares of Class A Common Stock that are subject to presently exercisable options and 334,152 shares of Class B Common Stock. Also includes 20,000 shares of Class A Common Stock owned by his spouse, Florence DeGeorge. Mr. DeGeorge disclaims beneficial ownership of such shares owned by Mrs. DeGeorge. The fourth through ninth columns also include 191,070 shares of Class A Common Stock, 574,542 shares of Class A Common Stock subject to presently exercisable options, and 9,107,810 shares of Class B Common Stock owned by other parties to the Stockholders' Agreement, as to which Mr. DeGeorge disclaims beneficial ownership.
(8) Includes 18,125 shares of Class A Common Stock that are subject to presently exercisable options and 334,152 shares of Class B Common Stock. The fourth through ninth columns also include 231,070 shares of Class A Common Stock, 599,542 shares of Class A Common Stock subject to presently exercisable options, and 9,107,810 shares of Class B Common Stock owned by other parties to the Stockholders' Agreement, as to which Mr. DeGeorge disclaims beneficial ownership.
(9) Includes 43,125 shares of Class A Common Stock that are subject to presently exercisable options and 111,210 shares of Class B Common Stock owned by the Carollo Company. The fourth through ninth columns include 111,206 shares of Class B Common Stock owned by Albert & Carolyn Company, 111,206 shares of Class B Common Stock owned by the James R. Carollo Living Trust and 55,600 shares of Class B Common Stock owned by the John
      B. Carollo Living Trust that are excluded from column one. The fourth through ninth columns also include 231,070 shares of Class A Common Stock, 574,542 shares of Class A Common Stock subject to presently exercisable options, and 9,330,752 shares of Class B Common Stock owned by other parties to the Stockholders' Agreement (including the Albert & Carolyn Company, James R. Carollo Living Trust and the John B. Carollo Living
      Trust), as to which Mr. Carollo disclaims beneficial ownership. The address of Albert & Carolyn Company and the John B. Carollo Living Trust is c/o Sweetwater Television Co., P.O. Box 8, 602 Broadway, Rock Springs, Wyoming 82901. The address of the James R. Carollo Living Trust is 32395 Highlands Road, Steamboat Springs, Colorado 80477.
(10) Includes 16,563 shares of Class A Common Stock that are subject to presently exercisable options.
(11) Includes 43,125 shares of Class A Common Stock that are subject to presently exercisable options.
(12) Includes 10,417 shares of Class A Common Stock that are subject to presently exercisable options and 384,531 shares of Class A Common Stock owned by Riordan Communications Limited.
(13) Includes 43,125 shares of Class A Common Stock that are subject to presently exercisable options.
(14) Includes 184,583 shares of Class A Common Stock that are subject to presently exercisable options and 1,662 shares of Class A Common Stock held by the trustee of the Company's 401(k) Plan for the benefit of Mr. Fries. Also includes 45,790 shares of Class B Common Stock owned by Mr. Fries.

(15) Includes 17,499 shares of Class A Common Stock subject to presently exercisable options and 381 shares of Class A Common Stock held by the trustee of the Company's 401(k) Plan for the benefit of Mr. Bryan. Mr. Bryan resigned effective June 23, 1999.
(16) Represents 4,261,364 shares of Class B Common Stock owned by Apollo. The fourth through ninth columns also include 231,070 shares of Class A Common Stock, 617,667 shares of Class A Common Stock subject to presently exercisable options, and 5,180,598 shares of Class B Common Stock owned by other parties to the Stockholders' Agreement, as to which Apollo disclaims beneficial ownership. The address of Apollo is c/o Apollo Advisors, L.P., Two Manhattanville Road, Purchase, New York 10577. Apollo Advisors, L.P. is the managing general partner of AIF II, L.P., the general partner of Apollo. Antony Ressler and Bruce Spector, directors of the Company, are also officers of Apollo Advisors, L.P. Each of Messrs. Ressler and Spector expressly disclaims beneficial ownership of the shares held by Apollo.
(17) Includes 142,774 shares of Class B Common Stock owned by The Janet Schneider Revocable Trust. The fourth through ninth columns include 27,773 shares of Class A Common Stock owned by Richard Schneider and 43,673 shares of Class A Common Stock owned by Robert Schneider that are excluded from column one. The fourth through ninth columns also include 231,070 shares of Class A Common Stock, 617,667 shares of Class A Common Stock subject to presently exercisable options, and 9,299,188 shares of Class B Common Stock owned by other parties to the Stockholders' Agreement (including Richard and Robert Schneider), as to which Ms. Schneider disclaims beneficial ownership. The address for The Janet Schneider Revocable Trust is 5500 S. Poplar Drive, Casper, Wyoming 82601, the address for Richard Schneider is 3113 NW 24th Street, New Castle, Oklahoma 73065 and the address for Robert Schneider is 6200 Prairie Ridge Road, Ames Iowa 50014.
(18) Includes 200,000 shares of Class B Common Stock. The fourth through ninth columns also include 231,070 shares of Class A Common Stock, 617,667 shares of Class A Common Stock subject to presently exercisable options, and 9,241,962 shares of Class B Common Stock owned by other parties to the Stockholders' Agreement as to which said Trust disclaims beneficial ownership. The address for The Gene W. Schneider Family Trust is c/o UnitedGlobalCom, Inc., 4643 S. Ulster Street, Suite 1300, Denver, Colorado 80237.
(19) The  number of shares of Class A Common  Stock in the table is based upon a
     Schedule 13G dated February 8, 1999, filed jointly by Capital Research and Management Company ("Capital Research") and SMALLCAP World Fund, Inc. ("SMALLCAP") with respect to the Class A Common Stock. Capital Research, an investment adviser, is the beneficial owner of 2,805,000 shares of Class A Common Stock as a result of acting as investment adviser to various investments companies. SMALLCAP is advised by Capital Research and beneficially owns 1,625,000 shares of Class A Common Stock. The Schedule 13G reflects that Capital Research has no voting power over said shares and sole dispositive power over 2,805,000 shares of Class A Common Stock and SMALLCAP has sole voting power over 1,625,000 and no dispositive power. The address of Capital Research and SMALLCAP is 333 South Hope Street, Los Angeles, California 90071.
(20) The  number of shares of Class A Common  Stock in the table is based upon a
     Schedule 13G dated February 3, 1999, filed by Baron Capital Group, Inc. ("BCG"), BAMCO, Inc., Baron Capital Management, Inc. ("BCM") and Ronald Baron. The Schedule 13G reflects that BAMCO and BCM are investment advisors and have shared voting and shared dispositive powers over 1,920,000 shares and 308,900 shares, respectively, of Class A Common Stock. BCG and Mr. Baron are parent holding companies of such investment advisors and share in such powers. The address for BCG, BAMCO, Inc., BCM and Mr. Baron is 767 Fifth Avenue, New York, New York 10153.
(21) The  number of shares of Class A Common  Stock in the table is based upon a
     Schedule 13G dated February 5, 1999, filed by Janus Capital Corporation ("Janus Capital") and Thomas H. Bailey, a greater than 10% owner of Janus Capital. The Schedule 13G reflects Janus Capital and Mr. Bailey have shared voting and dispositive powers over 3,346,540 shares of Class A Common Stock. Janus Capital is the beneficial owner of such shares as a result of acting as an investment advisor to several clients. The address of Janus Capital and Mr. Bailey is 100 Fillmore Street, Denver, Colorado 80206.

     No equity securities in any subsidiary of the Company, including directors' qualifying shares, are owned by any of the Company's executive officers or directors, except as stated below. The following discussion sets forth ownership information as of July 1, 1999 and within 60 days thereof with respect to stock options.

     The following executive officers and directors own ordinary shares, options to purchase ordinary shares and phantom options based on ordinary shares of United Pan-Europe Communications N.V., a majority-owned subsidiary of the Company ("UPC"): (i) Mr. Gene W. Schneider beneficially owns 31,000 ordinary shares and phantom options for 187,500 ordinary shares, of which 109,375 are exercisable, (ii) Mr. Fries beneficially owns 3,051 ordinary shares and phantom options for 75,000 ordinary shares, of which 17,188 are exercisable, (iii) Mr. Mark L. Schneider beneficially owns 30,000 ordinary shares and options to purchase 975,000 ordinary shares, of which 568,750 are exercisable, (iv) Mr. Bryan beneficially owns phantom options for 115,000 ordinary shares currently exercisable, and (v) Mr. Riordan beneficially owns 1,220 ordinary shares and options to purchase 525,000 ordinary shares, of which 306,250 are exercisable. With respect to the phantom options, UPC may elect to pay such options in cash or in ordinary shares of UPC.

     In addition,  the following  directors  beneficially own ordinary shares in
UPC: (i) Mr. Carollo beneficially owns 10,000 ordinary shares, (ii) Mr. Cole beneficially owns 1,525 ordinary shares, (iii) Mr. Lawrence F. DeGeorge beneficially owns 10,000 ordinary shares, (iv) Mr. Ressler beneficially owns 8,237 ordinary shares, and (v) Mr. Rochelle beneficially owns 10,678 ordinary shares.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

GENERAL

     The number of members of the Company's Board is currently fixed at ten. The Company's Second Restated Certificate of Incorporation provides for a classified Board of Directors, which may have the effect of deterring hostile takeovers or delaying changes in control or management of the Company. For purposes of determining their terms, directors are divided into three classes. The Class I directors, whose terms expire at the 2000 annual stockholders' meeting, include Messrs. Carollo, Lawrence J. DeGeorge, Ressler and Mark L. Schneider. The Class II directors, whose terms expire at the 2001 annual stockholders' meeting, include Messrs. Cole, Lawrence F. DeGeorge and Spector. The Class III directors, whose terms expire at the Meeting, include Messrs. Riordan, Rochelle and Gene W. Schneider. Each director elected at each such meeting will serve for a term ending on the date of the third annual stockholders' meeting after his election or until his successor shall have been duly elected and qualified.

     Proxies are solicited in favor of the nominees for the Class III directors named below with the term of office of each to continue until the 2002 annual stockholders' meeting. The persons named in the accompanying proxy will vote for the election of the three nominees, with the term of office of each to continue as stated above or until his successor shall have been duly elected and qualified, unless authority to vote is withheld. In the event that any of the nominees should be unable to serve as a director, an event that the Company does not presently anticipate, votes will be cast for the election of such other person, if any, designated by the Board, or if none is so designated prior to the election, votes will be cast according to the judgement in such matters of the person or persons voting the proxy.

     The following lists the three nominees for election as directors of the Company and the seven directors of the Company whose term of office will continue after the Meeting, including the age of each person, the position with the Company or principal occupations of each person, certain other directorships held and the year each person became a director of the Company. The numbers of shares of Common Stock beneficially owned by each such person as of July 1, 1999, are set forth in "Security Ownership of Certain Beneficial Owners and Management" above.

NOMINEES FOR ELECTION AS DIRECTORS

     JOHN F. RIORDAN, 57, has been a director of the Company since March 1998. In March 1998, the Company appointed Mr. Riordan Executive Vice President of UPC and in September 1998, the Company appointed him Vice Chairman of UPC's Board of Management. Also in September 1998, he became President of the Advanced Communications division for UPC, where he oversees the implementation of UPC's Internet/data services and digital distribution network. Since March 1999, he is also the Chief Executive Officer of UPC's chello broadband. In June 1999, Mr. Riordan became a director of Austar United Communications Limited ("Austar United"), the Company's subsidiary that recently completed an initial public offering in Australia. From April 1997 until March 1998, Mr. Riordan was a member of UPC's Supervisory Board, and from 1992 until November 1998, Mr. Riordan served as Chief Executive Officer of Princes Holdings Limited, a multi-channel television operating company in Ireland in which the Company held a 20% interest until its sale in November 1998.

     CURTIS W. ROCHELLE, 83, has been a director of the Company since April 1993 and was a director of United International Holdings, a Colorado general partnership (the "Partnership"), from September 1989 until its dissolution in December 1993. He is a rancher in Rawlins, Wyoming, and the owner of Rochelle Livestock. Mr. Rochelle served as a director of United Artists Entertainment Company ("United Artists") from December 1988 to November 1991 and as a director of United Cable Television Corporation ("United Cable") from 1974 until 1989.

     GENE W. SCHNEIDER, 72, has served as Chairman of the Board of Directors of the Company since its inception in May 1989 and was a director of the Partnership from September 1989 until its dissolution in December 1993. Mr. Schneider has also served as the Company's Chief Executive Officer since October 1995, and served as President from October 1997 until he relinquished the title in September 1998. Mr. Schneider served as Chairman of United Artists, then the third largest multiple system operator in the United States, from May 1989 until its merger with Tele-Communications, Inc. in November 1991. He was a founder of United Cable in the early 1950s and, as its Chairman and Chief Executive Officer, helped build United Cable into the eighth-largest multiple system operator in the United States prior to its merger with United Artists in 1989. He has been active in cable television affairs and has served on the Board of the National Cable Television Association ("NCTA") and on numerous committees and special projects thereof since the NCTA's inception in the early 1950s. Mr. Schneider is one of the original inductees into the NCTA's Cable Television Pioneers. As Chairman of United Cable, he was involved in United Cable's investments in numerous programming companies such as Discovery and Turner Broadcasting, and served as a director on the board of Turner Broadcasting and as Chairman of C-SPAN. Mr. Schneider is also Chairman of the Board of Advance Display Technologies, Inc., an advisor to the Supervisory Board of UPC and a director of Austar United.

     The Board recommends a vote FOR each nominee under the Election of Directors Proposal.

DIRECTORS WHOSE TERMS EXPIRE IN 2001

     JOHN P. COLE, JR., 69, has been a director of the Company since March 1998, and became a member of the Supervisory Board of UPC in February 1999. Mr. Cole has practiced law in Washington, D.C. since 1956 and has been counsel over the years in many landmark proceedings before the Federal Communications Commission, reflecting the development of the cable industry. In 1966, he founded the law firm of Cole, Raywid & Braverman, a 30 lawyer firm specializing in all aspects of communications and media law. Mr. Cole is also a director of Century Communications Corporation.

     LAWRENCE F. DEGEORGE, 54, has been a director of the Company since June 1997. Since 1991, Mr. DeGeorge has directed venture capital investments in telecommunications and biotechnology as Chief Executive Officer of LPL Group, Inc., LPL Investments Group, Inc., LPL Management Group, Inc. and DeGeorge Holding Ltd. Mr. DeGeorge is also a director of CompleTel, LLC, a multinational provider of switched, local telecommunications and related services. He served as President of Amphenol Corporation, a major international manufacturer of electrical, electronic and fiber optic connectors, cable and cable assemblies, from May 1989 to January 1991, and as Executive Vice President and Chief Financial Officer from September 1986 to May 1989. He was also Director of Amphenol Corporation from June 1987 until January 1991. Mr. DeGeorge is a director of Advance Display Technologies, Inc.

     BRUCE H. SPECTOR, 56, has been a director of the Company since October 1993. From October 1992 through 1994, Mr. Spector served as a consultant to Apollo Advisors, L.P., which through several funds represents institutional investors with respect to corporate acquisitions and securities investments. In 1995, Mr. Spector became a partner of Apollo Advisors, L.P. Prior to joining Apollo Advisors, L.P., Mr. Spector was a senior member of the Los Angeles law firm of Stutman, Treister & Glatt Professional Corporation for nearly 25 years. Mr. Spector is a director of Telemundo Group, Inc., Metropolis Realty Trust, Inc. and Vail Resorts, Inc.

DIRECTORS WHOSE TERMS EXPIRE IN 2000

     ALBERT M. CAROLLO, 85, has been a director of the Company since April 1993 and was a director of the Partnership from December 1990 until its dissolution in December 1993. Mr. Carollo is the Chairman of Sweetwater Television Company, a cable company, and served as its President from 1955 until 1997. Mr. Carollo served as a director of United Artists from December 1988 to November 1991 and as a director of United Cable from 1974 until 1989.

     LAWRENCE J. DEGEORGE, 82, has been a director of the Company since April 1993 and was a director of the Partnership from September 1989 until its dissolution in December 1993. Mr. DeGeorge served as Chairman of the Board and Chief Executive Officer of Amphenol Corporation, a major international manufacturer of electrical, electronic and fiber-optic connectors, cable and cable assemblies, from May 1987 until its sale in May 1997. Mr. DeGeorge also served as the Chief Executive Officer of Amphenol Corporation's subsidiary, Times Fiber Television Communications, Inc., a major U.S. manufacturer of coaxial cable for the cable television industry, from 1985 until the sale of Amphenol Corporation.

     ANTONY P. RESSLER, 38, has been a director of the Company since October 1993 and became a member of the Supervisory Board of UPC in February 1999. Since its inception in 1990, Mr. Ressler has been a partner of Apollo Advisors, L.P., Lion Advisors, L.P. and Ares Management, L.P., which through several funds represents institutional investors with respect to corporate acquisitions and securities investments. Mr. Ressler is also a director of Allied Waste Industries, Inc., Vail Resorts, Inc., Prandium, Inc., Berlitz International, Inc. and Communications Corporation of America.

     MARK L. SCHNEIDER, 43, has been a director of the Company since April 1993, and Executive Vice President of the Company since December 1996. In April 1997, Mr. Schneider also became Chief Executive Officer of UPC and is the Chairman of its Board of Management. From April 1997 until September 1998, Mr. Schneider served as President of UPC, and from May 1996 to December 1996, he served as the Chief of Strategic Planning and Operational Oversight for the Company. He served as President of the Company from July 1992 until March 1995 and as Senior Vice President of the Company from May 1989 until July 1992. Mr. Schneider is a director of Advance Display Technologies, Inc.

     Gene W. Schneider and Mark L. Schneider are father and son, and Lawrence J. DeGeorge and Lawrence F. DeGeorge are father and son. No other family relationships exist between any other named executive officer or director of the Company.

COMMITTEES AND MEETINGS

     The Company has an Audit Committee and a Compensation Committee. There is no standing nomination committee of the Board.

     AUDIT COMMITTEE. The members of the Audit Committee are Messrs. Carollo, Cole and Lawrence J. DeGeorge. The Audit Committee is charged with reviewing and monitoring the Company's financial reports and accounting practices to ascertain that they are within acceptable limits of sound practice, to receive and review audit reports submitted by the Company's independent auditors and to make such recommendations to the Board as may seem appropriate to the Audit Committee to assure that the interests of the Company are adequately protected and to review all related party transactions and potential conflict-of-interest situations. The Audit Committee of the Company held one meeting during the ten months ended December 31, 1998.

     COMPENSATION COMMITTEE. The members of the Compensation Committee during the ten months ended December 31, 1998 (the "Committee"), were Messrs. Carollo, Cole (since his appointment in March 1998), Lawrence F. DeGeorge, Lawrence J. DeGeorge, Ressler, Rochelle and Spector. The Committee held six meetings during the ten months ended December 31, 1998. The Committee administers the Company's employee stock option plans, and in this capacity approves all option grants to Company executive officers and management under the Employee Plan. It also makes recommendations to the Board of Directors with respect to the compensation of the Chairman of the Board and Chief Executive Officer and approves the compensation paid to other senior executives. The Committee's report for the ten months ended December 31, 1998, is included in this Proxy Statement.

     During the ten months ended December 31, 1998, the Board had eight meetings, either in person or via telephonic conference. None of the directors attended fewer than 75% of the meetings of the Board or of any committee of which he is a member.

              PROPOSAL 2 - AMENDMENT OF THE 1993 STOCK OPTION PLAN

     On June 1, 1993, the Board of Directors adopted the Company's Employee Plan. The Stockholders of the Company approved the Employee Plan and it became effective on June 1, 1993. The Stockholders ratified the Employee Plan on November 19, 1997. The Employee Plan provides for the grant of options to purchase shares of Common Stock to the Company's employees and consultants who are selected for participation in the Employee Plan.

     The Board has adopted an amendment (the "Amendment") to the Employee Plan to increase the number of shares of Class A Common Stock reserved for issuance under the Employee Plan by 800,000 from 3,800,000 to 4,600,000 shares. Adoption of the Amendment requires the approval of holders of the majority of the combined voting power of the outstanding shares of Common Stock entitled to vote at the Meeting.

     As of the Record Date, options have been granted under the Employee Plan to purchase a total of 4,292,625 shares of which options for 701,313 shares have been cancelled, leaving only 208,688 shares of Class A Common Stock available for option grants under the Employee Plan. The Board believes that it is in the best interest of the Company to increase the number of shares available for option grants under the Employee Plan to allow the Company to grant options to attract and retain new employees that have not received grants of options under the Employee Plan, and to further compensate, where appropriate, employees that have been previously awarded options under the Employee Plan.

     The Board recommends that the Stockholders of the Company approve the Amendment to the Employee Plan. The principal features of the Employee Plan are summarized below:

     ADMINISTRATION OF THE EMPLOYEE PLAN. The Committee administers and interprets the Employee Plan. The Committee must be structured at all times so that it satisfies the "disinterested administration" requirement of Rule 16b-3 under the Securities Act of 1934, as amended (the "Exchange Act"), and the "outside director" requirement for the exemption pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

     NUMBER OF SHARES: AMENDMENT TO INCREASE NUMBER OF SHARES. The Company initially reserved 950,000 of Class A Common Stock to be issued under the Employee Plan. The number of shares is subject to adjustment on account of stock splits, stock dividends, recapitalizations and other dilutive changes in the Class A Common Stock. As a result of the two-for-one stock split effected on March 18, 1994, the number of shares was increased from 950,000 to 1,900,000.
The Board and the Stockholders of the Company have previously approved amendments to the Employee Plan to increase the number of shares to 3,800,000. The Amendment will increase the number of shares of Class A Common Stock by 800,000 to 4,600,000 shares.

     OPTIONS GRANTED UNDER THE EMPLOYEE PLAN. The Employee Plan provides for the grant of incentive stock options ("Incentive Options") within the meaning of
Section 422 of the Code, and options ("Non-Qualified Options") that are not Incentive Options. Incentive Options may be granted only to employees of the
Company. Incentive Options and Non-Qualified Options are referred to collectively as "Employee Options". Employee Options granted under the Employee Plan are non-transferable, except by will or pursuant to the laws of descent and distribution.

     The Committee has the sole discretion to determine the employees and consultants to whom Employee Options may be granted in the manner in which the Employee Options will vest. However, an Incentive Option can vest each year with respect to no more than $100,000 in value of Common Stock based upon fair market value of the Common Stock on the date of grant of the Incentive Options. Options covering no more than 500,000 shares of Class A Common Stock may be granted to a single participant during any calendar year.

     TERM OF EMPLOYEE OPTIONS. The Committee determines the Employee Option term, which can be no longer than 10 years (5 years in case of Incentive Option granted to an employee who owns Common Stock having more than 10% of voting power). Unless the Committee specifies otherwise, the following provisions apply with respect to the exercisability of an option following the termination of the option holder's employment or consulting relationship. An Employee Option will terminate prior to its stated term upon termination of employment or death. If an option holder's employment or consulting relationship terminates within six months after the Employee Option's grant date for any reason other than death or disability, or if the employment of the option holder by the Company is terminated for cause, the Employee Option is void for all purposes. If the option holder's employment or consulting relationship terminates because the option holder becomes disabled, the Employee Option will terminate one year after termination. If the option holder's employment or consulting relationship terminates other than for cause, disability or death and such termination occurs more than six months after the date of grant, the Employee Option will expire three months from the date of termination. If the option holder dies while employed, while a consultant, or within the three-month period described in the preceding sentence, the Employee Option will terminate one year after the date of death. In all cases the Employee Option may be exercised only to the extent it was vested at the date employment or consulting relationship is terminated, and only if it had not expired according to its terms.

     EXERCISE. The Committee determines the exercise price for each Employee Option; however, Incentive Options must have an exercise price that is at least equal to fair market value of the Common Stock on the date the Incentive Option is granted (at least equal to 110% of fair market value in the case of an Incentive Option granted to an employee who owns Common Stock having more than 10% of the voting power).

     An option holder may exercise an Employee Option by written notice and payment of the exercise price (i) in cash or certified funds (ii) by the surrender of a number of shares of Common Stock already owned by the option holder for at least six months (or other periods specified by the Committee) and with a fair market value equal to the exercise price, or (iii) through a broker's transaction by directing the Company to issue the certificate for the Common Stock to a broker who will sell all or a portion of the Common Stock to pay the exercise price or make a loan to the option holder to permit the option holder to pay the exercise price. Option holders who are subject to withholding of federal and state income tax as a result of exercising an Employee Option, may satisfy the income tax withholding obligation through the withholding of a portion of the Common Stock to be received upon the exercise of the Employee Option.

     MERGER AND REORGANIZATION. Upon the occurrence of (i) the merger or consolidation of the Company (other than a merger or consolidation in which the Company is the continuing company and that does not result in any changes in the outstanding shares of Common Stock), (ii) the sale of all or substantially all of the assets of the Company (other than a sale in which the Company continues as the holding company of an entity that conducts the business formerly conducted by the Company), or (iii) the dissolution or liquidation of the Company, all outstanding Employee Options will terminate automatically when the event occurs, if the Company gives the option holders 30 days prior written notice of the event. Notice is not required for a merger or consolidation or for a sale if the Company, the successor or the purchaser makes adequate provision for the assumption of the outstanding Employee Options or the substitution of new options on terms comparable to the outstanding Employee Options. When the notice is given, all outstanding Employee Options fully vest and can be exercised prior to the event.

     CHANGE IN CONTROL. Upon a "change in control" of the Company, all outstanding Employee Options vest fully. A "change in control" occurs if (i) 30% or more of the Company's voting stock is acquired by persons or entities without the approval of a majority of the Board unrelated to the acquirer or (ii) individuals who are members of the Board at the beginning of the 24-month period cease to make up at least two-thirds of the Board at anytime during that period, unless the election of new members was approved by the majority of the Board in office immediately prior to the 24-month period and of new members who were so approved.

     AMENDMENT AND TERMINATION. The Board may amend the Employee Plan in any respect at any time, but no amendment can impair any Employee Option previously granted or deprive an option holder of any Common Stock acquired without the option holder's consent. The Employee Plan will terminate on June 1, 2003, unless sooner terminated by the Board.

     FEDERAL INCOME TAX CONSEQUENCES. When a Non-Qualified Option is granted, there are no income tax consequences for the option holder or the Company. When a Non-Qualified Option is exercised, in general, the option holder recognizes compensation equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. The compensation recognized by an employee is subject to income tax withholding. The Company is entitled to a deduction equal to the compensation recognized by the option holder for the Company's taxable year that ends with or within the taxable year in which the option holder recognized the compensation.

     When an Incentive Option is granted, there are no income tax consequences for the option holder or the Company. When an Incentive Option is exercised, the option holder does not recognize income and the Company does not receive a deduction. However, the option holder must treat the excess of the fair market value of the Common Stock on the date of exercise over the exercise price as an item of adjustment for purposes of the alternative minimum tax. If the option holder makes a "disqualifying disposition" of the Common Stock (described below) in the same taxable year that the Incentive Option was exercised, there are no alternative minimum tax consequences.

     If the option holder disposes of the Common Stock after the option holder has held the Common Stock for at least two years after the Incentive Option was granted and 12 months after the Incentive Option was exercised, the amount the option holder receives upon disposition over the exercise price is treated as long-term capital gain for the option holder. The Company is not entitled to a deduction. If the option holder makes a "disqualifying disposition" of the Common Stock by disposing of the Common Stock before it has been held for at least two years after the Incentive Option was granted and one year after the date the Incentive Option was exercised, the option holder recognizes compensation income equal to the excess of (i) fair market value of the Common Stock on the date the Incentive Option was exercised or, if less, the amount received on the disposition over (ii) the exercise price. At present, the Company is not required to withhold. The Company is entitled to a deduction equal to the compensation recognized by the option holder for the Company's taxable year that ends with or within the taxable year in which the option holder recognized the compensation.

     Under Section 162(m) of the Code, the Company may be limited as to federal income tax deductions to the extent that the total annual compensation in excess of $1,000,000 is paid to the Chief Executive Officer of the Company or any one of the other four highest-paid executive officers who are employed by the Company on the last day of the taxable year. However, certain "performance-based compensation", the material terms of which are disclosed to and approved by the Company's stockholders, is not subject to this limitation on deductibility. The Company has structured the Employee Plan with the intention that the compensation resulting therefrom would be qualified performance-based compensation and would be deductible without regard to the limitations otherwise imposed by Section 162(m) of the Code.

         The Board recommends a vote FOR the 1993 Stock Option Plan Proposal.

                PROPOSAL 3 - APPOINTMENT OF INDEPENDENT AUDITORS

     Subject to stockholder ratification, the Board of Directors has appointed the firm of Arthur Andersen LLP as independent auditors to audit the books, records and accounts of the Company and its subsidiaries for the fiscal year ending December 31, 1999.

     Representatives from Arthur Andersen LLP are expected to be present at the Meeting and shall have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

     The Board recommends a vote FOR the Auditors Proposal.

                                   MANAGEMENT

     EXECUTIVE OFFICERS. The following lists the executive officers of the Company, their ages, a description of their business experience and their positions with the Company as of July 1, 1999. All officers are appointed for an indefinite term, serving at the pleasure of the Board.

     GENE W. SCHNEIDER, 72, has served as Chairman of the Board of Directors of the Company since its inception in May 1989 and was a director of the Partnership from September 1989 until its dissolution in December 1993. Mr. Schneider has also served as the Company's Chief Executive Officer since October 1995, and served as President from October 1997 until he relinquished the title in September 1998. Mr. Schneider served as Chairman of United Artists, then the third largest multiple system operator in the United States, from May 1989 until its merger with Tele-Communications, Inc. in November 1991. He was a founder of United Cable in the early 1950s and, as its Chairman and Chief Executive Officer, helped build United Cable into the eighth-largest multiple system operator in the United States prior to its merger with United Artists in 1989. He has been active in cable television affairs and has served on the Board of the NCTA and on numerous committees and special projects thereof since the NCTA's inception in the early 1950s. Mr. Schneider is one of the original inductees into the NCTA's Cable Television Pioneers. As Chairman of United Cable, he was involved in United Cable's investments in numerous programming companies such as Discovery and Turner Broadcasting, and served as a director on the board of Turner Broadcasting and as Chairman of C-SPAN. Mr. Schneider is also Chairman of the Board of Advance Display Technologies, Inc., an advisor to the Supervisory Board of UPC and a director of Austar United.

     MICHAEL T. FRIES, 36, has served as President of the Company since September 1998 and as Chairman of the Supervisory Board of UPC since February 1999. In June 1999, Mr. Fries became the Executive Chairman of Austar United. He has also served as President and Chief Executive Officer of UIH Asia/Pacific Communications, Inc., a majority owned subsidiary of the Company ("UAP"), since June 1995 and December 1996, respectively. In addition, since September 1998, Mr. Fries has served as the President of UIH Latin America, Inc., a wholly-owned subsidiary of the Company ("ULA"). From March 1990 to June 1995, Mr. Fries
served as Senior Vice President, Development in which capacity he was responsible for managing the Company's acquisitions and new business development activities, including the Company's expansion into the Asia/Pacific, Latin America and European markets.

     MARK L. SCHNEIDER, 43, has been a director of the Company since April 1993, and Executive Vice President of the Company since December 1996. In April 1997, Mr. Schneider also became Chief Executive Officer of UPC and is the Chairman of its Board of Management. From April 1997 until September 1998, Mr. Schneider served as President of UPC, and from May 1996 to December 1996, he served as the Chief of Strategic Planning and Operational Oversight for the Company. He served as President of the Company from July 1992 until March 1995 and as Senior Vice President of the Company from May 1989 until July 1992. Mr. Schneider is a director of Advance Display Technologies, Inc.

     JOHN F. RIORDAN, 57, has been a director of the Company since March 1998. In March 1998, the Company appointed Mr. Riordan Executive Vice President of UPC and in September 1998, the Company appointed him Vice Chairman of UPC's Board of Management. Also in September 1998, he became President of the Advanced Communications division for UPC, where he oversees the implementation of UPC's Internet/data services and digital distribution network. Since March 1999, he is also the Chief Executive Officer of UPC's chello broadband. In June 1999, Mr. Riordan became a director of Austar United. From April 1997 until March 1998, Mr. Riordan was a member of UPC's Supervisory Board, and from 1992 until

November 1998, Mr. Riordan served as Chief Executive Officer of Princes Holdings Limited, a multi-channel television operating company in Ireland in which the Company held a 20% interest until its sale in November 1998.

     J. TIMOTHY BRYAN served as President and Chief Financial Officer of UPC until his resignation effective June 23, 1999. Mr. Riordan has become President of UPC as a result of such resignation.

     SENIOR MANAGEMENT. The following lists other officers who are not executive officers of the Company but who make significant contributions to the Company and it subsidiaries.

     JAMES CLARK, 44, became Vice President, Regional Operations, of the Company May 1, 1999, where he will oversee all operations in Asia/Pacific and Latin America. Prior to that he served as the Regional Manager for Austar Entertainment Pty Limited, which became a majority-owned subsidiary of the Company in 1995, from 1997 to May 1999. From January 1996 to 1997, Mr. Clark served as Satellite Operations Manager at Austar Entertainment Pty Limited where he was responsible for launching direct broadcast satellite service in rural Australia. Prior to joining Austar Entertainment Pty Limited, from 1990 to 1995, Mr. Clark served as Regional Vice President for The Disney Channel where he managed sales and marketing in eight mid-west states serving over 1,000,000 subscribers.

     VALERIE L. COVER, 42, has served as the Controller for the Company since October 1990 and as a Vice President of the Company since December 1996. Ms. Cover is responsible for the accounting, financial reporting and information technology functions of the Company. Prior to joining the Company, she was the Director of Corporate Accounting at United Artists from May 1989 until October 1990 and Manager of Financial Reporting at United Cable from June 1986 until May 1989.

     JOHN C. PORTER, 41, has served as the Chief Executive Officer and a director of Austar United since June 1999, as the Chief Operating Officer of UAP since January 1997, and as the Managing Director of Austar Entertainment Pty Limited, which became a majority-owned subsidiary of the Company in 1995, since July 1997. In these positions, Mr. Porter is senior operating liaison for telecommunications projects in the Asia/Pacific region. From 1995 until January 1997, Mr. Porter served as the Chief Operating Officer for Austar Entertainment Pty Limited, where he was responsible for the design and deployment of such company's multi-channel multi-point distribution system/satellite/cable television network. Prior to joining Austar Entertainment Pty Limited, Mr. Porter served as the President of the Ohio Division of Time Warner, Inc., which had over 250,000 cable customers.

     ELLEN P. SPANGLER, 50, has served as Senior Vice President of Business and Legal Affairs and Secretary of the Company since December 1996. She also became a member of the Supervisory Board of UPC in February 1999. Ms. Spangler is responsible for the legal operations of the Company. Prior to assuming her current positions, since February 1991, she served as a Vice President of the Company and her responsibilities included business and legal affairs, programming and assisting on development projects.

     BLAS TOMIC, 49, became the President of VTR Hipercable S.A., a wholly-owned subsidiary of the Company ("VTRH") in April 1999. From 1994 to 1999, Mr. Tomic served as Executive Member of the board of VTRH, Cia. Nacional de Telefonos and Cia. Telefonos de Coyhaique S.A. During 1996 and 1997, Mr. Tomic served as Executive Member of the board of CTC-VTR Comunicaciones Moviles S.A. Mr. Tomic has also represented the Government of Chile, Ministry of Finance, in the United States and served as executive director of, and Chilean representative at, the Inter-American Development Bank.

     FREDERICK G. WESTERMAN, 33, became Chief Financial Officer of the Company in June 1999. From December 1997 to June 1999, Mr. Westerman served as Treasurer for EchoStar Communications Corporation where he was responsible for strategic planning, financial analysis, treasury operations, risk management, corporate budgeting and institutional investor relations. From June 1993 to September 1997, Mr. Westerman served as Vice President of Equity Research for UBS Securities LLC (a subsidiary of Union Bank of Switzerland) where he was responsible for primary research coverage of cable television and satellite communications and secondary coverage of media and entertainment.

     TINA WILDES, 38, became the Senior Vice President of Operations and Development Oversight of the Company in May 1998. She also became a member of the Supervisory Board of UPC in February 1999. From October 1997 until May 1998, Ms. Wildes served as Senior Vice President of Programming for the Company. From December 1993 until October 1997, Ms. Wildes served as a Regional Vice President of UIHLA. Prior to that time, Ms. Wildes served as either a director or vice president of development, programming and operations for several of the Company's European operating entities, including operations in Sweden, Norway, Malta, Israel, Spain and Portugal since 1988.

EXECUTIVE COMPENSATION

     The following table sets forth the aggregate annual compensation for the Company's Chief Executive Officer and each of the four other most highly compensated executive officers for services rendered during the ten months ended December 31, 1998, and the fiscal years ended February 28, 1998 and February 28, 1997 ("Fiscal-Dec 1998," "Fiscal-Feb 1998" and "Fiscal 1997", respectively). In February 1999, the Board of Directors approved the change in the Company's fiscal year end from February 28 to December 31, commencing December 31, 1998. As a result, the information in the table for Fiscal-Dec 1998 reflects only the 10-month period of March 1, 1998 through December 31, 1998. In addition, the information in this section reflects compensation received by the named executive officers for all services performed for the Company and its subsidiaries.

                                                     Summary Compensation Table
                                                     --------------------------
                                                                                                Long-Term
                                                          Annual Compensation                  Compensation
                                                 ---------------------------------------      --------------
                                                                               Other           Securities
                                                                               Annual          Underlying         All Other
Name and Principal Position             Year     Salary($)     Bonus($)     Compensation      Options(#)(1)    Compensation($)
---------------------------            ------    --------    ------------   ------------      -------------    ---------------
Gene W. Schneider                     Dec 1998   $375,000     $     --       $ 5,793(2)         350,000(3)        $4,327(4)
Chairman of the Board,                Feb 1998   $382,981     $     --       $    --            250,000(5)        $5,599(4)
President (until 9/98)                  1997     $352,212     $     --       $    --            100,000(6)        $5,529(4)
and Chief Executive Officer

Michael T. Fries                      Dec 1998   $250,000     $275,000(7)    $   217(8)         650,000(9)        $4,309(10)
President (from 9/98) and             Feb 1998   $254,269     $     --       $30,824(11)        350,000(12)       $5,627(10)
Senior Vice President (until 9/98)      1997     $233,962     $     --       $    --             10,000           $5,533(10)
President and Chief Executive
Officer, UAP

Mark L. Schneider                     Dec 1998   $301,923     $     --       $   723(13)        975,000(14)       $5,412(15)
Executive Vice President              Feb 1998   $318,750     $     --       $86,190(11)             --           $  486(15)
Chief Executive Officer, UPC            1997     $300,000     $     --       $    --             60,000           $  486(15)

J. Timothy Bryan                      Dec 1998   $250,000     $ 46,606(16)   $62,688(17)        487,500(18)       $4,109(19)
President and Chief Financial         Feb 1998   $244,808     $     --       $    --            180,000(20)       $5,721(19)
Officer, UPC (9/98 to resignation       1997     $ 48,654(21) $     --       $    --            105,000(22)       $1,170(19)
in 6/99), Chief Financial Officer
and Senior Vice President (until
9/98).

John F. Riordan                       Dec 1998   $251,507(23) $     --       $40,000(24)        575,000(14)       $   --
Executive Vice President, UPC         Feb 1998   $ 48,493(25) $     --       $    --                 --           $   --

----------
(1) Except as otherwise noted, amounts represent the number of options with respect to shares of the Company's Class A Common Stock granted to such executive officers of the Company under the Employee Plan.
(2) Represents the value of Mr. Schneider's personal use of the Company's airplane.
(3) Pursuant to the Employee Plan, Mr. Schneider was granted options to acquire 100,000 shares of Class A Common Stock on October 8, 1998. Pursuant to the UAP Stock Option Plan, Mr. Schneider was granted phantom options based on 62,500 shares of UAP Class A Common Stock on October 8, 1998. Pursuant to the UPC Phantom Stock Option Plan, Mr. Schneider was granted phantom options based on 187,500 ordinary shares of UPC on September 24, 1998.
(4) Amounts consist of matching employer contributions made by the Company under the 401(k) Plan of $3,734, $4,951 and $4,833 for Fiscal-Dec 1998, Fiscal-Feb 1998 and Fiscal 1997, respectively, with the remainder consisting of term life insurance premiums paid by the Company for Mr. Schneider's benefit.
(5) Pursuant to the UAP Stock Option Plan, Mr. Schneider was granted options based on 125,000 shares of UAP Class A Common Stock on June 6, 1997. Pursuant to the ULA Stock Option Plan, Mr. Schneider was granted phantom options based on 125,000 shares of ULA Class A Common Stock on June 6, 1997.

(6) Pursuant to the Employee Plan, Mr. Schneider was granted options to acquire 100,000 shares of Class A Common Stock.
(7) Includes a $25,000 moving allowance when Mr. Fries was relocated from the Company's Australia offices back to its principal office in Denver, Colorado.
(8)  Represents the value of Mr. Fries' personal use of the Company's airplane.
(9) Pursuant to the Employee Plan, Mr. Fries was granted options to acquire 100,000 shares of Class A Common Stock on October 8, 1998. Pursuant to the UPC Phantom Stock Option Plan, Mr. Fries was granted phantom options based on 75,000 ordinary shares of UPC on September 24, 1998. Pursuant to the UAP Stock Option Plan, Mr. Fries was granted phantom options based on 175,000 shares of UAP Class A Common Stock on October 8, 1998. Pursuant to the ULA Stock Option Plan, Mr. Fries was granted phantom options based on 300,000 shares of ULA Class A Common Stock on September 18, 1998.
(10) Amounts consist of matching employer contributions made by the Company under the Company's 401(k) Plan of $3,616, $4,979 and $4,837 for Fiscal-Dec 1998, Fiscal-Feb 1998 and Fiscal 1997, respectively, with the remainder consisting of term life insurance premiums paid by the Company for Mr. Fries' benefit.
(11) Amount represents payments for living expenses, including rent, relating to foreign assignment.
(12) Pursuant  to the UAP Stock  Option  Plan,  Mr.  Fries was  granted  phantom options  based on  350,000  shares of UAP  Class A Common  Stock on June 6,
     1997.
(13) Represents the value of Mr. Schneider's personal use of the Company's airplane.
(14) With respect to Mr. Schneider, includes an option to acquire 975,000 ordinary shares of UPC and with respect to Mr. Riordan, includes an option to acquire 50,000 shares of Class A Common Stock and an option to acquire 525,000 ordinary shares of UPC.
(15) Amounts consist of matching employer contributions made by the Company under the Company's 401(k) Plan of $4,800, $0 and $0 for Fiscal-Dec 1998, Fiscal-Feb 1998 and Fiscal 1997, respectively, with the remainder consisting of term life insurance premiums paid by the Company for Mr. Schneider's benefit.
(16) Consists of a moving bonus of $46,606.
(17) Includes $59,000 received upon exercise of phantom stock options for ULA and the remainder represents the value of Mr. Bryan's personal use of the Company's airplane.
(18) Pursuant to the UPC Phantom Stock Option Plan, Mr. Bryan was granted phantom options based on 487,500 ordinary shares of UPC on September 24, 1998, of which 372,500 have been subsequently cancelled as a result of Mr. Bryan's resignation in June 1999.
(19) Amounts consist of matching employer contributions made by the Company under the Company's 401(k) Plan of $3,415, $5,073 and $1,062 for Fiscal-Dec 1998, Fiscal-Feb 1998 and Fiscal 1997, respectively, with the remainder consisting of term life insurance premiums paid by the Company for Mr. Bryan's benefit.
(20) Includes options for 60,000 shares of Class A Common Stock granted on June 6, 1997, of which options for 30,000 shares have been subsequently cancelled. Pursuant to the UAP Stock Option Plan, Mr. Bryan was granted phantom options based on 60,000 shares of UAP Class A Common Stock on June 6, 1997, of which phantom options based on 30,000 shares have been subsequently cancelled as a result of Mr. Bryan's resignation in June 1999. Pursuant to the ULA Stock Option Plan, Mr. Bryan was granted phantom options based on 60,000 shares of ULA Class A Common Stock on June 6, 1997, of which phantom options based on 30,000 shares have been subsequently cancelled as a result of Mr. Bryan's resignation in June 1999.
(21) Mr. Bryan commenced his employment with the Company in December 1996. Accordingly, the salary information included in the table represents only three months of employment during Fiscal-1997.
(22) Includes options to acquire 105,000 shares of Class A Common Stock granted on December 20, 1996, of which options for 37,500 shares have been subsequently cancelled.
(23) Amount represents monthly consulting fees paid to Mr. Riordan during Fiscal-Dec 1998. Mr. Riordan became an employee of UPC on April 1, 1999.
(24) Amount represents monthly payments for housing allowance.
(25) Mr. Riordan began providing consulting services to UPC in January 1998. Accordingly, amount represents only two months of fees for Fiscal-Feb 1998.

     The following table sets forth information concerning options granted by the Company to each of the executive officers named in the Summary Compensation Table above during Fiscal-Dec 1998.

                                           Option Grants in Ten Months Ended December 31, 1998(1)
                                           ------------------------------------------------------

                                                                                                Potential Realizable Value
                                                                                                  at Assumed Annual Rates
                                                                                                of Stock Price Appreciation
                                                   Individual Grants                                for Option Term (2)
                               -----------------------------------------------------------      ----------------------------
                                Number of       Percentage of
                                Securities      Total Options
                                Underlying       Granted to
                                 Options        Employees in   Exercise Price  Expiration
Name                            Granted (#)      Fiscal Year       ($/Sh)         Date              5% ($)            10% ($)
----                            -----------     -------------  --------------  -----------      -------------      ------------
Gene W. Schneider
  Class A Common Stock........  100,000            27.0%           $ 8.3125        10/8/08          $  522,769        $1,324,798
  UPC Shares..................  187,500(3)          5.0%         NLG12.00           4/1/07        NLG1,415,013      NLG3,585,921
  UAP common stock............   62,500(4)          7.3%           $10.00         10/08/08          $  393,059        $  996,089
Michael T. Fries
  Class A Common Stock........  100,000            27.0%           $10.375        09/18/08          $  652,478        $1,653,507
  UPC Shares..................   75,000(5)          2.0%         NLG13.57         09/24/08        NLG  640,058      NLG1,622,031
  UAP common stock............  175,000(4)         20.3%           $10.00         10/08/08          $1,100,566        $2,789,049
  ULA common stock............  300,000(4)         96.7%           $ 8.98         09/18/08          $1,694,242        $4,293,542
Mark L. Schneider
  Class A Common Stock........       --               --               --               --                  --                --
  UPC Shares..................  975,000(6)         41.0%         NLG12.00         09/24/03        NLG7,358,067     NLG18,646,787
J. Timothy Bryan(7)
  Class A Common Stock........       --               --               --               --                  --                --
  UPC Shares..................   90,000(3)          2.4%         NLG12.00         04/01/07        NLG  679,206      NLG1,721,242
  UPC Shares..................  397,500(5)         10.6%         NLG13.57         09/24/08        NLG3,392,305      NLG8,596,766
John F. Riordan
  Class A Common Stock........   50,000            13.5%           $ 8.3125       10/08/08         $   261,384       $   662,399
  UPC Shares..................  525,000(6)         22.1%         NLG12.00         09/24/03        NLG3,962,036     NLG10,040,578

(1) Except as otherwise noted, all the stock options granted during Fiscal-Dec 1998 vest in 48 equal monthly increments following the date of the grant. Vesting of the options granted would be accelerated upon a change of control of the Company as defined in the respective option plans.
(2) The potential gains shown are net of the option exercise price and do not include the effect of any taxes associated with exercise. The amounts shown are for the assumed rates of appreciation only, do not constitute projections of future stock price performance and may not necessarily be realized. Actual gains, if any, on stock option exercises depend on the future performance of the Company's Class A Common Stock and UPC's ordinary shares, respectively, continued employment of the optionee through the term of the options and other factors.
(3) Shares subject to phantom options, which UPC may at its option pay in cash or UPC shares upon exercise thereof, and vest in 48 equal monthly increments from April 1, 1997. The price per share in U.S. dollars is $6.38 and has been determined based on the exchange rate of $1.8807 on December 31, 1998.
(4) Shares are the basis of phantom options, which are payable in cash upon exercise thereof.
(5) Shares subject to phantom options, which UPC may at its option pay in cash or UPC shares upon exercise thereof. The price per share in U.S. dollars is $7.22 and has been determined based on the exchange rate of $1.8807 on December 31, 1998.
(6) Number of ordinary shares of UPC to be issued upon exercise. Such option vests in 48 equal monthly installments from April 1, 1997. The price per share in U.S. dollars is $6.38 and has been determined based on the exchange rate of $1.8807 on December 31, 1998.
(7) Upon Mr. Bryan's resignation, phantom options based on an aggregate of 372,500 UPC shares have been subsequently cancelled.

     The following table sets forth information concerning the exercise of phantom options and concerning unexercised options held by each of the executive officers named in the Summary Compensation Table above as of the end of Fiscal-Dec 1998.

             Aggregated Option Exercises in Ten Months Ended December 31, 1998 and Period-End Option Values
             ----------------------------------------------------------------------------------------------

                                                                     Number of Securities           Value of Unexercised
                                Shares Acquired      Value           Underlying Unexercised              In-the-Money
                                on Exercise (#)   Realized ($)       Options at FY-End (#)         Options at FY-End ($)(1)
                                ---------------   ------------    ----------------------------   ----------------------------
Name                                                              Exercisable    Unexercisable   Exercisable    Unexercisable
----                                                              -----------    -------------   -----------    -------------
Gene W. Schneider
  Class A Common Stock..........       --               --          239,167         150,833     $ 1,955,577      $ 1,390,673
  UPC Shares....................       --               --           78,125         109,375     $ 2,062,500      $ 2,887,500
  UAP common stock..............       --               --           49,479         138,021     $   898,044      $ 2,505,081
  ULA common stock..............       --               --           46,875          78,125     $   221,250      $   368,750
Michael T. Fries
  Class A Common Stock..........       --               --          161,875         103,125     $ 1,465,157      $   879,844
  UPC Shares....................       --               --            4,688          70,312     $   119,825      $ 1,797,175
  UAP common stock..............       --               --          138,542         386,458     $ 2,514,537      $ 7,014,213
  ULA common stock..............       --               --           18,750         281,250     $        --      $        --
Mark L. Schneider
  Class A Common Stock..........       --               --          186,500           9,500     $ 1,605,250      $    48,250
  UPC Shares....................       --               --          406,250         568,750     $10,725,000      $15,015,000
J. Timothy Bryan(2)
  Class A Common Stock..........       --               --           77,500          87,500     $   592,500      $   656,250
  UPC Shares....................       --               --           62,344         425,156     $ 1,645,882      $11,224,118
  UAP common stock..............       --               --           22,500          37,500     $   408,375      $   680,625
  ULA common stock..............   12,500(3)       $59,000           10,000          37,500     $    47,200      $   159,750
John F. Riordan
  Class A Common Stock..........       --               --            2,083          47,917     $    22,783      $   524,092
  UPC Shares....................       --               --          218,750         306,250     $ 5,775,000      $ 8,085,000

(1) The value of the options for Class A Common Stock is based on the closing price of $19.25 per share as reported by NASDAQ on December 31, 1998. UPC sold shares in its initial public offering at $32.78 per share on February 11, 1999. Such share price is the basis for the values determined in the above table for UPC options. The values for the phantom options of UAP and ULA are based on the fair market value of $28.15 per share and $8.98 per share, respectively, as determined by the Board at or prior to December 31, 1998.
(2) Mr. Bryan resigned in June 1999, at which time all unvested options automatically terminated pursuant to the terms of the respective option plans.
(3) Represents the number of shares underlying phantom stock options which were exercised in Fiscal-Dec 1998.

EXECUTIVE OFFICER AGREEMENTS

     MARK L. SCHNEIDER. On June 1, 1995, the Company entered into a Consulting Agreement (the "Agreement") with Mark L. Schneider, who until that time had served as the Company's President. Mr. Schneider's Agreement is for a term ending on May 31, 2000. Although the Agreement provides that Mr. Schneider will be available for up to 90 days each calendar year to serve as a consultant, Mr. Schneider and the Company have agreed that Mr. Schneider will work full time for the Company as Chief Executive Officer of UPC. Until December 1, 1997, Mr. Schneider received an annual fee of $300,000, thereafter the Company increased such fee to $375,000. In addition, Mr. Schneider receives insurance and other perquisites that are available to him in his capacity as an Executive Vice President of the Company or that are otherwise made available to top executives of the Company.

     All of Mr. Schneider's unvested stock options vested as of the date of the Agreement. He will be entitled to receive additional stock options during the consulting period, in an amount to be determined by the Board upon the recommendation of the Chairman of the Company, but shall be entitled to receive at least options to purchase a number of shares of the Company equal to 90% of the average number of shares provided in options granted to the Chairman, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and

Executive Vice President. In June 1995, Mr. Schneider received stock options to purchase 36,000 shares of Class A Common Stock at an exercise price of $15.75 per share. In December 1996, Mr. Schneider received stock options to purchase 60,000 shares of Class A Common Stock at an exercise price of $12.75 per share; however, Mr. Schneider agreed to cancel 50,000 shares thereof in connection with a grant of options by UPC.

     The Agreement is terminable by the Company or by Mr. Schneider. If it is terminated by Mr. Schneider, benefits will terminate as of the date of termination. If Mr. Schneider is terminated by the Company, or dies prior to the end of the term of the Agreement, he or his personal representative shall receive all payments due under the Agreement through its term.

     Mr. Schneider has agreed that he will not enter into certain businesses that would be competitive with the Company. This Agreement provides for indemnification of Mr. Schneider by the Company to the full extent permitted by its Certificate of Incorporation or Bylaws, any standard indemnity agreement between the Company and its officers and directors or by applicable law. Mr. Schneider and the Company have executed mutual releases.

     J. TIMOTHY BRYAN. On October 1, 1998, the Company and UPC entered into an Employment Agreement with J. Timothy Bryan in connection with Mr. Bryan becoming the President and Chief Financial Officer of UPC. Until that time, Mr. Bryan had served as the Company's Chief Financial Officer. Mr. Bryan's Employment
Agreement is for a term expiring on March 31, 2001. Under the Employment Agreement, Mr. Bryan's initial base salary was $300,000, which the Company increased to $330,000 on January 1, 1999. Such salary is subject to periodic adjustments. In addition to his base salary, Mr. Bryan is entitled to tax equalization payments and other amounts related to his non-U.S. assignments.

     Upon execution of the Employment Agreement, Mr. Bryan received a one-time moving assistance allowance of $25,000. In addition, Mr. Bryan receives a monthly car allowance of $1,235. The Employment Agreement also provides for a $60,000 transfer bonus payable in 30 equal monthly increments.

     The Employment Agreement may be terminated at any time by the Company or Mr. Bryan. If Mr. Bryan's employment is terminated, other than for cause as specified in the Employment Agreement, he is entitled to receive the balance of payments due under the remaining term of the Employment Agreement. Upon termination for any other reason, including death or disability, only payments accrued to termination date will be paid. Mr. Bryan resigned from UPC and the Company effective June 23, 1999.

COMPENSATION OF DIRECTORS

     The Company compensates its outside directors at $500 per month and $1,000 per board and committee meeting ($500 for certain telephonic meetings) attended. Directors who are also employees of the Company receive no additional compensation for serving as directors. The Company reimburses all of its directors for travel and out-of-pocket expenses in connection with their attendance at meetings of the Board. In addition, under the Stock Option Plan for Non-Employee Directors adopted June 1, 1993 (the "1993 Plan"), each non-employee director received options for 20,000 shares of Class A Common Stock upon the effective date of the 1993 Plan or upon election to the Board, as the case may be. Options for an aggregate of 480,000 shares of Class A Common Stock may be granted under the 1993 Plan. Of the options granted as of July 1, 1999, under the 1993 Plan, for an aggregate of 360,000 shares of Class A Common Stock, options for 140,000 shares were granted prior to a two-for-one stock split in March 1994, resulting in options for 280,000 shares of Class A Common Stock. In addition, options for 57,500 shares have been cancelled. Options granted under the 1993 Plan vest 25% on the first anniversary of the respective dates of grant and then evenly over the next 36-month period. Such vesting is accelerated upon a "change of control" of the Company.

     The  non-employee  directors also participate in the Company's Stock Option
Plan for Non-Employee Directors Plan adopted March 20, 1998 and approved by stockholders on December 17, 1998 (the "1998 Plan"), pursuant to which each non-employee director, except Messrs. Cole and Lawrence F. DeGeorge, has been granted options to acquire 15,000 shares of Class A Common Stock at the fair market value of the shares at the time of the grant. Messrs. Cole and Lawrence
F. DeGeorge have each been granted options for 35,000 shares of Class A Common Stock under the 1998 Plan. Such options have also been granted at the fair market value of the shares at the time of grant. Additional participation in the 1998 Plan is at the discretion of the Board. Options for an aggregate of 500,000 shares of Class A Common Stock may be granted under the 1998 Plan. At July 1, 1999, options for an aggregate of 145,000 shares of Class A Common Stock had been granted. All such options vest in 48 equal monthly installments commencing the respective dates of grant.

     There are no other arrangements whereby any of the Company's directors received compensation for services as a director during Fiscal-Dec 1998 in addition to or in lieu of that specified by the aforementioned standard arrangement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Board in April 1993 established the Compensation Committee composed of members of the Board who are not employees of the Company. In June 1997, the Board passed a resolution appointing all outside directors of the Company to be members of the Committee. During Fiscal Dec-1998, the Committee consisted of Messrs. Carollo, Cole, Lawrence F. DeGeorge, Lawrence J. DeGeorge, Ressler, Rochelle and Spector. Each of such Committee members are not and have not been officers of the Company or any of its subsidiaries. None of the executive officers of the Company has served as a director or member of a compensation committee of another company that had an executive officer also serving as a director or member of the Committee of the Company.

LIMITATION OF LIABILITY AND INDEMNIFICATION

     The Company's Second Restated Certificate of Incorporation eliminates the personal liability of its directors to the Company and its stockholders for monetary damages for breach of the directors' fiduciary duties in certain circumstances. The Company's Second Restated Certificate of Incorporation and Bylaws provide that the Company shall indemnify its officers and directors to the fullest extent permitted by law. The Company believes that such indemnification covers at least negligence and gross negligence on the part of indemnified parties.

     The Company has entered into agreements to indemnify its directors and officers, in addition to the indemnification provided for in the Company's Second Restated Certificate of Incorporation and Bylaws. These agreements require the Company, among other things, to indemnify the Company's directors and officers for certain expenses (including attorneys' fees), judgments, fines, penalties and settlement amounts incurred by any such person in certain actions or proceedings, including actions by or in the right of the Company, arising out of such person's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company. The Company believes that these agreements are necessary to attract and retain qualified persons as directors and officers.

     During the past five years, neither the above named executive officers nor any director of the Company has had any involvement in such legal proceedings as would be material to an evaluation of his ability or integrity.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company's directors and certain of its officers, and persons holding more than ten percent of the Company's Class A Common Stock are required to file forms reporting their beneficial ownership of the Company's Class A Common Stock and subsequent changes in that ownership with the Securities and Exchange Commission. Such persons are also required to furnish the Company with copies of all forms so filed.

     Based solely upon a review of copies of such forms filed on Forms 3, 4, and 5, and amendments thereto furnished to the Company, the Company believes that during the ten-month period ended December 31, 1998, its executive officers, directors and greater than ten percent beneficial owners complied on a timely basis with all Section 16(a) filing requirements, except Mr. Cole and Mr. Riordan each filed their respective Form 3 late and Mr. Fries filed one late report covering a disposition of securities. Also, Mr. Cole filed three late reports, all covering acquisitions of securities. In addition, it came to the Company's attention that Mr. Ressler and Mr. Spector failed to file their respective Form 3s upon their appointments as directors in 1993. These filings were made in 1999. Also, the following persons failed to timely file their Form 3s, all of which filings were made in 1999: Albert & Carolyn Company (a trust), James R. Carollo, John B. Carollo, Kathleen Jaure, Jim Rochelle, Janet Schneider, Richard Schneider and Robert Schneider. Each of these persons may be deemed a greater than ten percent beneficial owner of the Company as a result of being a party to the Stockholders' Agreement. Such persons, however, disclaim beneficial ownership of the Company securities held by other parties to the Stockholders' Agreement. Although timely filed, the Form 5s for the ten month period ended December 31, 1998, filed by the following persons, contained late transaction reports: (i) Mr. Curtis Rochelle included six transactions not timely filed, all covering acquisitions; (ii) Valerie L. Cover, Controller, included one transaction not timely filed for an acquisition, (iii) Mr. Lawrence
F. DeGeorge included one transaction not timely filed covering securities owned upon appointment; (iv) Mr. Lawrence J. DeGeorge included one transaction not timely filed covering securities owned upon appointment and a restruction of his beneficial ownership; and (v) Mr. Fries included three transactions not timely filed covering one acquisition and two stock option grants.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     THE COMPENSATION COMMITTEE REPORT SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

COMPENSATION PHILOSOPHY

     The Compensation Committee of the Board of Directors is responsible for structuring and implementing the Company's executive compensation program and for reviewing compensation paid to certain key management personnel. The Committee also administers the Employee Plan.

     The Company's compensation philosophy is based on the belief that the principal component of total executive compensation should be linked to stockholder return on investment as reflected in the appreciation in the price of the Company's Common Stock. In applying this philosophy, the Committee has implemented a compensation policy that seeks to attract and retain superior executives and to align the financial interests of the Company's senior executives with those of its stockholders. The Company attempts to realize these goals by providing a reasonable base salary to its executive officers and senior management while emphasizing the grant of equity-based incentives commensurate with their performance and level of responsibility. Given the nature of the
Company's business and its stage of development, any assessment of an executive's performance tends to be very subjective. The Company does not generally pay cash bonuses to its executive officers.

BASE SALARY

     The Committee believes base salary levels of its executive officers should be reasonable but not excessive. The Committee reviews and determines the base salaries for the Company's executive officers and other senior management every 12 to 16 months. A recommendation for specific base salaries for all executive officers is submitted to the Committee by the Company's Chief Executive Officer and Chairman for approval. The recommendation is based largely on the subjective assessment of the executives' experience, performance, level of responsibility and length of service with the Company, but also reflects the base salary paid to executives and other senior management recently hired by the Company relative to the salary of those whose compensation is being reviewed.

     The Chief Executive Officer and Chairman explains the factors on which the recommendation is based, discusses the responsibilities and performance of the persons whose compensation is being reviewed and responds to inquiries from the Committee. During the ten-month period ended December 31, 1998, the Committee undertook a review of the compensation paid to its named executive officers and other key management as a result of certain promotions and realignment of responsibilities. Based on such review and the recommendation of the Chief Executive Officer and Chairman, the Committee then established new salary levels for certain of its named executive officers. The Committee believes such new salary levels reflect the responsibilities of such officers and are necessary to retain such officers based on the salaries paid to officers in comparable positions in the media companies included in the survey.

EQUITY-BASED INCENTIVES

     To make its overall compensation package for executive officers and other senior management competitive with other companies in the telecommunications industry, the Company emphasizes equity-based incentives rather than salary and bonuses. The Board believes that reliance upon such incentives is appropriate because they foster a long-term commitment to the Company and encourage employees to seek to improve the long-term appreciation in the market price of the Company's Class A Common Stock. Equity-based incentives are provided to the Company's executives and key employees through the Employee Plan. In general, executive officers and other employees are eligible for grants of stock options upon their employment by the Company. Options are typically granted at the fair market value of the Class A Common Stock on the date of grant and options typically vest over a period of four years. During the ten-month period ended December 31, 1998, the Committee granted stock options for an aggregate of 250,000 shares of Class A Common Stock to three of the named executive officers, including the Chief Executive Officer, and granted stock options for an aggregate of 1,500,000 UPC shares to two named executive officers. In addition, the Committee granted phantom options for an aggregate of 750,000 UPC shares to three of the named executive officers, including the Chief Executive Officer. The Committee believes such grants are in the best interest of the Company and are consistent with its philosophy of providing equity-based incentives to retain talented management and to encourage such management to improve the long-term appreciation of the Company's Class A Common Stock. The Committee based its grants for the ten-month period ended December 31, 1998, in part, upon the level of the executive or other key employees' responsibilities and contributions they have made to the Company's financial and strategic objectives.

FISCAL-DEC 1998 COMPENSATION FOR CHIEF EXECUTIVE OFFICER

     The executive compensation policy described above is applied in establishing the base salary for the Company's Chief Executive Officer. The Committee did not make any adjustment to the base salary of the Chief Executive Officer during the ten-month period ended December 31, 1998. As a result, the Chief Executive Officer's salary remains at $450,000, which the Committee set in December 1997. The Committee continues to believe such salary is reasonable based on the recent growth of the Company. Such salary is also intended to be at a level slightly higher than that of the other most highly compensated executive officers of the Company. The base salary bears no specific relationship to the Company's performance during the last ten-month period ended December 31, 1998. For the reasons stated above under "Equity-Based Incentives", the Committee granted the Chief Executive Officer an option for 100,000 shares of Class A Common Stock and a phantom option based on 187,500 UPC shares.

OTHER MATTERS

     Under Section 162(m) of the Code, the Company may be limited as to federal income tax deductions to the extent that total annual compensation in excess of $1,000,000 is paid to the Chief Executive Officer of the Company or any one of the other four highest paid executive officers who were employed by the Company on the last day of the taxable year. However, certain "performance-based compensation", the material terms of which are disclosed to and approved by the Company's stockholders, is not subject to this limitation on deductibility. The Company has structured the Employee Plan with the intention that compensation resulting therefrom would be qualified performance-based compensation and would be deductible without regard to the limitations otherwise imposed by Section 162(m) of the Code.


                             COMPENSATION COMMITTEE

                             Albert M. Carollo

                             John P. Cole

                             Lawrence F. DeGeorge

                             Lawrence J. DeGeorge

                             Antony P. Ressler

                             Curtis W. Rochelle

                             Bruce H. Spector

STOCKHOLDER RETURN PERFORMANCE GRAPH

     THE STOCK PRICE PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

     The following graph compares the cumulative total stockholder return (assuming reinvestment of dividends) on the Company's Class A Common Stock with the NASDAQ Composite Index (U.S.) and a peer group of companies based on the NASDAQ Telecommunications Stocks Index (the "NASDAQ Telecom"). The graph assumes that the value of the investment in the Company's Class A Common Stock and each index was $100 on February 28, 1994. The Company has not paid any cash dividends on its Class A Common Stock and does not expect to pay dividends for the foreseeable future. The stockholder return performance graph below is not necessarily indicative of future performance.

                       Value of $100 invested on 2/28/94

                                [GRAPH OMITTED]


ANALYSIS
                                 2/28/94       2/28/95     2/29/96     2/28/97     2/28/98     12/31/98     6/30/99
                                 -------       -------     -------     -------     -------     --------     -------
UnitedGlobalCom, Inc.            $100.00       $ 95.45     $102.27     $ 62.12     $ 88.26     $116.67      $409.85
NASDAQ Telecom                   $100.00       $ 91.64     $121.56     $116.77     $199.69     $282.96      $373.77
NASDAQ Composite (US)            $100.00       $101.40     $142.29     $168.60     $230.48     $287.74      $351.20


                              CERTAIN TRANSACTIONS

THE APOLLO TRANSACTION

     Apollo entered into a Standstill Agreement with the Company (the "Standstill Agreement") in connection with Apollo's 1993 investment in the Company whereby Apollo agreed for a period ending seven years after the date of the Company's initial public offering not to purchase additional equity securities of the Company that, when aggregated with equity securities then held by Apollo, would exceed 32.27% of the outstanding equity securities of the Company unless such acquisition is approved by a majority of the disinterested members of the Board. Apollo has also agreed not to engage in the solicitation of proxies with respect to the Company during such seven-year period. A person purchasing Class B Common Stock from Apollo must become a party to the Standstill Agreement unless the transfer is made (i) in a tender offer approved by the Board or (ii) in the open market or in an underwritten public offering, in either case where the transferor does not know the identity of the ultimate purchaser and has no reason to believe that a person would acquire more than 10% of the outstanding shares or voting power of the Company's equity securities. A person purchasing Class A Common Stock from Apollo must become a party to the Standstill Agreement unless the transferor has no reason to believe that the ultimate purchaser would acquire more than 10% of the outstanding shares or voting power of the Company's equity securities.

     Apollo, the Company, Gene W. Schneider, G. Schneider Holding Co., Curtis W. Rochelle, Marian Rochelle, Mark L. Schneider, Lawrence J. DeGeorge, Albert M. Carollo and Janet S. Schneider (collectively, the "Founders") and certain Permitted Transferees are parties to the Stockholders' Agreement that provides for the election of directors by such parties of three persons nominated to be directors by Apollo and nine persons nominated to be directors by the Founders. The number of persons Apollo and the Founders are entitled to nominate for election as directors is subject to reduction for each group if the percentage of the Company's voting securities beneficially owned by it is reduced below certain levels determined without regard to shares issued after the Apollo Transaction is consummated. These director nomination rights expire on April 12, 2003, unless earlier terminated by the agreement of Apollo and the Founders. Apollo and the Founders each has the right to nominate one additional director under the terms of the Stockholders' Agreement.

     The Stockholders' Agreement provides that shares of Class B Common Stock held by the Founders, the Permitted Transferees and Apollo will be converted to shares of Class A Common Stock upon any transfer of the Class B Common Stock unless the transferee becomes a party to the Stockholders' Agreement or unless the transfer is one of a type that would not require the purchaser to become a party to the Standstill Agreement if the transfer had been made by Apollo.

     The Stockholders' Agreement also provides that Apollo, the Founders and the Permitted Transferees are obligated to offer any of the Company's equity securities or their equivalents to the Company prior to their transfer to persons other than Apollo, the Founders, the Permitted Transferees and their affiliates and that the Founders are obligated to permit Apollo to participate on a pro-rata basis in any sale of Class B Common Stock by the Founders that would result in a change of control of the Company. Apollo and partners of the Partnership who are affiliates of the Company have been granted registration rights for the Company's common stock held by them.

RIORDAN TRANSACTIONS

     In June 1992, the Company loaned $200,000 to Riordan Communications Limited ("RCL"), a company controlled by a discretionary trust for the benefit of certain family members of John Riordan who became a director of the Company in March 1998. Such loan is evidenced by a promissory note and is payable together with interest on June 30, 1999. The outstanding principal amount of the loan bears interest at 9.5% compounded quarterly. In 1995, UIH transferred the note to a subsidiary and in connection with the acquisition described below the note was subsequently repaid.

     In November 1998, the Company, through its subsidiaries,  acquired from RCL
(i) a 5% interest in Princes Holdings Ltd., an Irish operating system in which the Company held a 20% interest and (ii) a 5% interest in Tara Television Limited, an entity that provides programming services in Ireland. The aggregate purchase price for these interests was $5,991,480 net of the loan described above. The parties agreed the purchase price would be paid in cash. Subsequently, RCL elected to receive shares of Class A Common Stock. The Company paid such purchase price by delivering to RCL 384,531 restricted shares of Class A Common Stock held by a subsidiary of the Company. Upon completion of the transaction, the Company owns 80% of Tara Television Limited. Subsequent to the transaction, the Company sold all its interests in Princes Holdings, Ltd.
(including the interests acquired from RCL) to Tele-Communications International, Inc.

     In March 1999, RCL and the Company entered into a Registration Rights Agreement, which provides, among other things, that upon request of RCL, the Company will register under the Securities Act of 1933, as amended, at least 50% of the 384,531 shares of Class A Common Stock acquired by RCL in accordance with RCL's intended method of disposition thereof. RCL has the right to request two such registrations. The Company has agreed to pay all registration expenses (other than underwriting discounts and commissions) in connection with such registrations. The Registration Rights Agreement will terminate when all such shares of Class A Common Stock acquired by RCL can be sold in any 90-day period pursuant to Rule 144 of said Act.

                              STOCKHOLDER PROPOSALS

     Any proposal by a stockholder intended to be presented at the fiscal 2000 annual meeting of stockholders must be received by the Company on or before April 29, 2000, to be considered for inclusion in the proxy materials of the Company relating to such meeting.


                                 OTHER BUSINESS

     It is not anticipated that any other matters will be brought before the Meeting for action; however, if any such other matters shall properly come before the Meeting, it is intended that the persons authorized under proxies may, in the absence of instructions to the contrary, vote or act thereon in accordance with their best judgment.


                                   BY THE ORDER OF THE BOARD OF DIRECTORS



                                   Ellen P. Spangler
                                   Senior Vice President
                                   Business and Legal Affairs,
                                   and Secretary

Denver, Colorado
August 5, 1999

PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                              UNITEDGLOBALCOM, INC.
                              CLASS A COMMON STOCK
     Proxy for Annual Meeting of Stockholders to be held on August 27, 1999


     The undersigned hereby appoints Gene W. Schneider, Michael T. Fries and Ellen P. Spangler or any one of them, with full power of substitution, as a proxy or proxies to represent the undersigned at the Annual Meeting (the "Meeting") of Stockholders of UNITEDGLOBALCOM, INC. (the "Company") to be held on August 27, 1999, and at any adjournments or postponements thereof, and to vote thereat all the shares of Class A Common Stock of the Company held of record by the undersigned at the close of business on July 12, 1999, with all the power that the undersigned would possess if personally present, as designated on the reverse side.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE LISTED NOMINEES AND THE APPROVAL OF PROPOSALS 2 AND 3. IF NOT OTHERWISE
SPECIFIED, THIS PROXY WILL BE VOTED PURSUANT TO THE BOARD OF DIRECTORS RECOMMENDATIONS.

     This proxy revokes all proxies with respect to the Meeting and may be revoked prior to exercise. Receipt of the Notice of Annual Meeting and the Proxy Statement relating to the Meeting is hereby acknowledged.


                   (Continued and to be signed on other side)

                                                               Please mark   [X]
                                                               your votes
                                                               as this


                              CLASS A COMMON STOCK


This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted For the Proposals stated below.

1. Election of Directors

     FOR all      WITHHOLD AUTHORITY      Nominees: John R. Riordan, Curtis W.
    Nominees    to vote for all nominees  Rochelle, Gene W. Schneider
    listed to     listed to the right
    the right
                                          (Instructions: To withhold authority
                                          for any individual nominee, strike a
     [  ]                 [  ]            line through the nominees name
                                          listed above.  Your vote will be cast
                                          FOR the other nominees.)

                                          In their discretion, the named proxies
                                          may vote on such other business as may
                                          properly come before the Annual
                                          Meeting or any adjournments or
                                          postponements thereof.


PROPOSAL NO 2: Approval of the               FOR      AGAINST      ABSTAIN
Amendment to the 1993 Stock
Option Plan                                  [ ]        [ ]          [ ]


PROPOSAL NO 3: Ratification of the           FOR      AGAINST      ABSTAIN
appointment of Arthur Andersen LLP
as independent public accountants            [ ]        [ ]          [ ]
to audit the financial statements of
the Company for fiscal year ending
December 31, 1999.


PLEASE SIGN, AND DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS RECOMMENDATIONS, MERELY SIGN BELOW, NO BOXES NEED TO BE CHECKED.


Signature(s)
            --------------------------------------------------------------------
      Date:
            ----------------------------

Please sign exactly as name appears above. When shares are held jointly, each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                            . FOLD AND DETACH HERE .

PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                              UNITEDGLOBALCOM, INC.
                              CLASS B COMMON STOCK
     Proxy for Annual Meeting of Stockholders to be held on August 27, 1999


     The undersigned hereby appoints Gene W. Schneider, Michael T. Fries and Ellen P. Spangler or any one of them, with full power of substitution, as a proxy or proxies to represent the undersigned at the Annual Meeting (the "Meeting") of Stockholders of UNITEDGLOBALCOM, INC. (the "Company") to be held on August 27, 1999, and at any adjournments or postponements thereof, and to vote thereat all the shares of Class B Common Stock of the Company held of record by the undersigned at the close of business on July 12, 1999, with all the power that the undersigned would possess if personally present, as designated on the reverse side.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE LISTED NOMINEES AND THE APPROVAL OF PROPOSALS 2 AND 3. IF NOT OTHERWISE
SPECIFIED, THIS PROXY WILL BE VOTED PURSUANT TO THE BOARD OF DIRECTORS RECOMMENDATIONS.

     This proxy revokes all proxies with respect to the Meeting and may be revoked prior to exercise. Receipt of the Notice of Annual Meeting and the Proxy Statement relating to the Meeting is hereby acknowledged.


                   (Continued and to be signed on other side)

                                                               Please mark   [X]
                                                               your votes
                                                               as this

                              CLASS B COMMON STOCK


This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted For the Proposals stated below.

1. Election of Directors

     FOR all      WITHHOLD AUTHORITY      Nominees: John R. Riordan, Curtis W.
    Nominees    to vote for all nominees  Rochelle, Gene W. Schneider
    listed to     listed to the right
    the right
                                          (Instructions: To withhold authority
                                          for any individual nominee, strike a
     [  ]                 [  ]            line through the nominees name
                                          listed above.  Your vote will be cast
                                          FOR the other nominees.)

                                          In their discretion, the named proxies
                                          may vote on such other business as may
                                          properly come before the Annual
                                          Meeting or any adjournments or
                                          postponements thereof.


PROPOSAL NO 2: Approval of the               FOR      AGAINST      ABSTAIN
Amendment to the 1993 Stock
Option Plan                                  [ ]        [ ]          [ ]


PROPOSAL NO 3: Ratification of the           FOR      AGAINST      ABSTAIN
appointment of Arthur Andersen LLP
as independent public accountants            [ ]        [ ]          [ ]
to audit the financial statements of
the Company for fiscal year ending
December 31, 1999.

PLEASE SIGN, AND DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS RECOMMENDATIONS, MERELY SIGN BELOW, NO BOXES NEED TO BE CHECKED.

Signature(s)
            --------------------------------------------------------------------
      Date:
            ----------------------------

Please sign exactly as name appears above. When shares are held jointly, each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                            . FOLD AND DETACH HERE .